UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2016

Trans-Pacific Aerospace Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-148447	36-4613360
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2975 Huntington Drive, Suite 107,

San Marino, CA 91108

(Address of Principal Executive Officers)

Registrant's telephone number, including area code: 626-796-9804

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01: Repurchase and De-Authorization of Common and Preferred Shares of the Company

Trans-Pacific Aerospace Company, Inc. establishing a stock repurchase plan under which up to 75% of TPAC’s outstanding common stock shall be repurchased over a period of up to 36 months. Shares may be repurchased from time-to-time in open market transactions at prevailing market prices, in privately negotiated transactions or by other means in accordance with federal securities laws, including Rule 10b5-1 programs. The actual timing, number and value of shares repurchased will be determined by TPAC’s management team and will depend on a number of factors, including the market price of TPAC’s common stock, general market and economic conditions and other corporate considerations. Once repurchased, the shares will be retired from the outstanding shares and the number of authorized shares will be reduced. TPAC also intends to reduce or eliminate the number of Series A preferred shares, through repurchase and retirement.

Payment for shares repurchased under the program will be funded using profits from its regenerative source (the company's Master Regenerative Virtual Bank investment tool, an Alternative Financial Solution) and from profits derived from the sale of aerospace and other machined metal parts, export/import transactions, services agreements and financing and other transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2016

By: /s/ William R McKay
Chief Executive Officer